Exhibit 99.1

Alpha Pro Tech

L T D.

ALPHA PRO TECH, LTD. TO ANNOUNCE 2008 SECOND QUARTER RESULTS ON AUGUST 6, 2008

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden Communications, Inc.
Al Millar/Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

NOGALES, ARIZONA — July 31, 2008 — Alpha Pro Tech (AMEX: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, announced today that it will be reporting results for the second quarter of 2008 on August 6, 2008 after the close of the market.

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Wednesday, August 6, 2008. Anyone interested in participating should call 800-762-9441 if calling within the United States or 480-629-9041 if calling internationally. There will be a playback available until August 13, 2008. To listen to the playback, please call 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use pin number 3906724 for the replay.

This call is being web cast by ViaVid Broadcasting and can be accessed at Alpha Pro Tech’s website at www.alphaprotech.com. The web cast may also be accessed at ViaVid’s website at www.viavid.net. The web cast can be accessed until September 6, 2008 on either site.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. In addition, Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including house wrap and synthetic roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Janesville, Wisconsin; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s Website at http://www.alphaprotech.com.

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